                                                         Exhibit 99.B-(d)(5)(ii)

                               AMENDED SCHEDULE A

                                     TO THE

                      RESTATED EXPENSE LIMITATION AGREEMENT

                              ING SERIES FUND, INC.

                            OPERATING EXPENSE LIMITS

                                                                MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND                                                (AS A PERCENTAGE OF AVERAGE NET ASSETS)
------------                                                ---------------------------------------
Brokerage Cash Reserves                                                       0.95%
Term Expires March 31

                                                        CLASS    CLASS     CLASS    CLASS    CLASS    CLASS
                                                          A        B         C        I        O        R
                                                       ------   ------    ------   ------   ------   ------
ING Classic Principal Protection Fund II                1.50%    2.25%      N/A      N/A      N/A      N/A
Term Expires May 31

ING Classic Principal Protection Fund III               1.50%    2.25%      N/A      N/A      N/A      N/A
Term Expires May 31

ING Classic Principal Protection Fund IV                1.50%    2.25%      N/A      N/A      N/A      N/A
Term Expires May 31

ING Global Science and Technology Fund                  1.75%    2.50%     2.50%    1.50%    1.75%     N/A
Term Expires October 31

ING Government Fund                                     0.95%    1.70%     1.70%    0.70%    0.95%     N/A
Term Expires March 31

ING Index Plus LargeCap Fund                            0.95%    1.70%     1.45%    0.70%    0.95%    1.20%
Term Expires May 31

ING Index Plus MidCap Fund                              1.00%    1.75%     1.50%    0.75%    1.00%    1.25%
Term Expires May 31

ING Index Plus Protection Fund                          1.50%    2.25%      N/A      N/A      N/A      N/A
Term Expires May 31

ING Index Plus SmallCap Fund                            1.00%    1.75%     1.50%    0.75%    1.00%    1.25%
Term Expires May 31

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

                                                                 MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND                                                 (AS A PERCENTAGE OF AVERAGE NET ASSETS)
------------                                                 ---------------------------------------
                                                        CLASS    CLASS    CLASS    CLASS    CLASS    CLASS
                                                          A        B        C        I        O        R
                                                       ------   ------   ------   ------   ------   ------
ING International Growth Fund                           1.60%    2.35%    2.35%    1.35%    1.60%     N/A
Term Expires October 31

ING Small Company Fund                                  1.50%    2.25%    2.25%    1.25%    1.50%     N/A
Term Expires May 31

ING Strategic Allocation Balanced Fund                  1.20%    1.95%    1.95%    0.95%    1.20%     N/A
Term Expires May 31

ING Strategic Allocation Growth Fund                    1.25%    2.00%    2.00%    1.00%    1.25%     N/A
Term Expires May 31

ING Strategic Allocation Income Fund                    1.15%    1.90%    1.90%    0.90%    1.15%     N/A
Term Expires May 31

ING Value Opportunity Fund                              1.35%    2.10%    2.10%    1.10%    1.35%     N/A
Term Expires May 31

                                                                            HE
                                                                            --
                                                                            HE

* This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

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